                                                                   EXHIBIT 10.39





                                 PROMISSORY NOTE

PRINCIPAL $100,000.                                    ISSUE DATE: JULY 26, 2001

          1. PRINCIPAL AND INTEREST. Ampersand Medical Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), with offices at 414 N. Orleans St., Suite 510, Chicago, Illinois, 60610 for value received, hereby promises to pay to the order of Cadmus Corporation (the "Holder"), with offices at 3600 Rio Vista Avenue, Suite A, Orlando, Florida 32805, or any successor in interest, in lawful money of the United States at the address of the Holder set forth above, the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000) on September 22, 2001 (the "Maturity Date"), together with simple interest from the issue date above identified (the "Issue Date"), computed on the basis of actual days elapsed over a 365-day year from the date of original issuance until the Maturity Date, or such earlier payment date as described below, at the rate of 15% per annum.

          2. PREPAYMENT. The principal amount of the Note, plus any accrued interest due thereon, may be prepaid in its entirety at any time.

          3. ADDITIONAL CONSIDERATION. The Company hereby agrees to issue a warrant in form and substance acceptable to the Holder, entitling the Holder to purchase 250,000 shares of Common Stock of the Company at an exercise price of $1.00 per share (the "New Cadmus Warrant"), within fifteen (15) days after the Issue Date. If such warrant is not issued within such 15-day period, the principal amount of this Note plus any accrued interest thereon shall be immediately due and payable in its entirety and the Holder shall be entitled to exercise such other rights and remedies as may be available to it at law or in equity as a result of such default on the part of the Company. In addition, the Company hereby agrees to issue to Azimuth Corporation ("Azimuth"), an affiliate of the Holder, a warrant to purchase 500,000 shares of Common Stock of the Company at an exercise price of $1.00 per share (the "New Azimuth Warrant") as a replacement for the $1.00 conversion feature, which is a part of a convertible Promissory Note, face value $500,000, issued by the Company on September 22, 2000, to Azimuth. Azimuth has agreed in writing to waive its conversion rights under the aforementioned convertible Promissory Note coincidental with the issuance of such warrant to purchase 500,000 shares of Common Stock of the Company. The Company hereby agrees to include in the registration statement on Form S-2 first filed by the Company with the Securities Exchange Commission on July 17, 2001 all shares of Common Stock held by, or issuable upon exercise of warrants (including the New Cadmus Warrant and New Azimuth Warrant) held by, Cadmus, Azimuth, Winchester National, Inc., Alexander M. Milley or Robert C. Shaw (the "Registrable Securities"). In addition, the Company agrees to execute and deliver for the benefit of such persons and entities a registration rights agreement, in form and substance satisfactory to such persons and entities, with respect to such Registrable Securities. If such registration rights agreement is not so executed and delivered within thirty (30) days after the Issue Date, the principal amount of this Note plus any accrued interest thereon shall be immediately due and payable in its entirety and the Holder (and such other persons and entities) shall be entitled to exercise such other rights and remedies as may be available to it at law or in equity as a result of such default on the part of the Company.

          4. DEFAULT PENALTY PROVISIONS. If the Company fails to pay the principal and accrued interest due thereon on the maturity date, interest shall continue to accrue as computed above at an adjusted rate of 18% per annum from the Maturity Date until the date the note and accrued interest is paid in full.

          5. RECLASSIFICATION, ETC. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities for which the warrants referred to herein are or will be exercisable into the same or a different number of securities of any class or classes of securities of the Company, or exchange any such securities in a merger or acquisition for securities or property of another Company, the holders (or prospective holders) thereof shall be entitled to the same rights in such new securities or property as such holders would have been entitled to if immediately prior to such change such holders had acquired shares of Common Stock into which such warrants are or will be exercisable.

          6. USE OF PROCEEDS. The proceeds of the Note shall be used for general corporate purposes.

          7. GOVERNING LAW. The Note is delivered in and shall be construed in accordance with the laws of the State of Illinois, without regard to conflicts of laws provisions thereof.

          IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company has caused this Note to be executed and delivered by its proper and duly authorized officers as of the date first above written.

AMPERSAND MEDICAL CORPORATION


BY:
   --------------------------------
NAME:  LEONARD R. PRANGE
TITLE: PRESIDENT, COO/CFO